Exhibit 99.1

LOGMEIN, Inc. and LOGAN MERGER SUB, INC. Announce UPSIZE AND pricing of $950 Million Senior SECURED Notes Offering

Boston, MA, August 14, 2020 - LogMeIn, Inc. (“LogMeIn” or the “Company”) and Logan Merger Sub, Inc. (the “Issuer”), controlled by affiliates of Francisco Partners, L.P. (“Francisco Partners”), today announced that the Issuer has priced an offering of $950 million in aggregate principal amount of its 5.50% Senior Secured Notes due 2027 (the “Notes”). The Notes were priced at 100% of par. The offering was upsized to $950 million from the previously announced offering size of $750 million. The sale of the Notes is expected to be completed on August 31, 2020, and is anticipated to close concurrently with the closing of the previously announced Acquisition (as defined below), each subject to customary closing conditions.

The net proceeds from the offering of the Notes, together with other financing sources, will be used to fund the acquisition (the “Acquisition”) of LogMeIn by affiliates of Francisco Partners and Evergreen Coast Capital Corp., the private equity affiliate of Elliott Management Corporation (“Evergreen”), and to pay certain related fees, commissions and expenses. LogMeIn will assume all of the obligations of the Issuer under the Notes upon the consummation of the Acquisition. If the sale of the Notes is not completed concurrently with the closing of the Acquisition, then the proceeds from the sale of the Notes will be placed into escrow until the closing of the Acquisition.

The Notes will be offered to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act or any state or other jurisdiction’s securities laws. Accordingly, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act and any applicable state or other jurisdiction’s securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About LogMeIn

LogMeIn, Inc.’s (Nasdaq: LOGM) category-defining products unlock the potential of the modern workforce by making it possible for millions of people and businesses around the globe to do their best work, whenever, however, and most importantly, wherever. A pioneer in remote work technology and a driving force behind today’s work-from-anywhere movement, LogMeIn has become one of the world’s largest SaaS companies with tens of millions of active users, more than 3,500 global employees, over $1.2 billion in annual revenue and more than 2 million customers worldwide who use its software as an essential part of their daily lives. The company is headquartered in Boston, Massachusetts with additional locations in North America, South America, Europe, Asia and Australia.

About Francisco Partners, L.P.

Francisco Partners is a leading global investment firm that specializes in partnering with technology and technology-enabled businesses.  Since its launch 20 years ago, Francisco Partners has raised over $24 billion in committed capital and invested in more than 300 technology companies, making it one of the most active and longstanding investors in the technology industry. The firm invests in opportunities where its deep sectoral knowledge and operational expertise can help companies realize their full potential.

About Elliott Management Corporation and Evergreen Coast Capital Corp.

Elliott Management Corporation manages two multi-strategy investment funds which combined have approximately $42 billion of assets under management. Its flagship fund, Elliott Associates, L.P., was founded in 1977, making it one of the oldest funds of its kind under continuous management. The Elliott funds’ investors include pension plans, sovereign wealth funds, endowments, foundations, funds-of-funds, high net worth individuals and families, and employees of the firm. This investment is being led by Evergreen Coast Capital, Elliott’s Menlo Park affiliate, which focuses on technology investing.

Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are identified by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations, including regarding the expected timing, completion and effects of the proposed offering of Notes, the escrow of the proceeds from the proposed offering, the Acquisition and other statements in this release, other than historical facts, and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements.  Such risks and uncertainties include the following: the risk that the Notes offering may not be completed in a timely manner or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain certain required regulatory approvals to the completion of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; the effect of the announcement of the transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the ability to meet expectations regarding the timing and completion of the merger; and other risks and uncertainties described in the Company’s reports and filings with the Securities and Exchange Commission, including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and June 30, 2020 and other periodic reports the Company files with the SEC, which are available at www.sec.gov and the Company’s website at www.logmein.com. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.